UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2013

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering, Suite 400 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 18, 2013, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) adopted the 2014 Senior Management Annual Performance Plan. The Named Executive Officers (“NEOs”)  in 2014 will be Mr. Brian E. Lane, President and Chief Executive Officer; Mr. William George, III, Executive Vice President and Chief Financial Officer; Mr. James M. Mylett, Senior Vice President — Service; Ms. Julie S. Shaeff, Senior Vice President and Chief Accounting Officer; and Mr. Trent T. McKenna, Senior Vice President and General Counsel.

2014 Incentive Compensation Plan for Named Executive Officers

The annual incentive compensation for the NEOs is provided under a shareholder-approved plan intended to satisfy the requirements for deductibility of performance-based compensation under Section 162(m) of the Internal Revenue Code.  The plan consists of two distinct elements.  The first element of the plan rewards the NEOs for obtaining profitable results as well as certain earnings per share (“EPS”) target thresholds (the “EPS-Target Bonus”).  The second element of the plan rewards the achievement of certain strategic performance metrics individualized to focus on each NEOs role (the “Strategic-Target Bonus”).

For the EPS-Target Bonus, the Compensation Committee has set a bonus range based on a target that is correlated with the Company’s annual EPS.  The range for the EPS-Target Bonus for Messrs. Lane and George will be 20 to 150 percent of 90 percent of their respective annual base salaries. For Mr. Mylett, the range for the EPS-Target Bonus will be 20 to 150 percent of 45 percent of his annual base salary.  For Ms. Shaeff and Mr. McKenna, the range for the EPS-Target Bonus will be 20 to 150 percent of 50 percent of their respective annual base salaries.  The EPS-Target Bonus is zero until a certain EPS threshold is met; it then scales from 20 to 50 percent of the EPS-Target Bonus on a straight-line basis as it moves from 77 percent of the EPS target to 100 percent of the EPS target.  Should the Company’s performance exceed the EPS target, it then scales from 50 to 150 percent of the EPS-Target Bonus on a straight-line basis as it moves from 100 percent of the EPS target to 172 percent of the EPS target.  With regard to the Strategic-Target Bonus, each NEO identifies his or her strategic objectives.  Such objectives are discussed and developed in consultation with the CEO, in the case of Messrs. George, Mylett and McKenna, the CFO in the case of Ms. Shaeff and with the Board of Directors in the case of Mr. Lane.  These objectives vary depending on the roles and responsibilities for each NEO and are quantitatively measurable and focused on one or more strategic initiatives important to the Company in 2014. Additionally, a component of the Strategic-Target Bonus is focused on the Company’s overall safety performance.  The Company believes this focus on safety at a senior executive level helps to encourage a proper “tone at the top” to create a safe working environment. For each NEO, the range for the Strategic-Target Bonus is zero to 200 percent of 10 percent of annual base salary.  Mr. Mylett has an additional short-term incentive based on achieving specified metrics relating to the Company’s overall service business (the “Service Bonus”) ranging from zero to 45 percent of his annual base salary.  For 2014, Mr. Mylett is entitled to the greater of either (i) the sum of his EPS-Target Bonus, Strategic-Target Bonus, and Service Bonus or (ii) $200,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:	/s/ Trent T. McKenna
Trent T. McKenna, Senior Vice President and
General Counsel

Date:  December 20, 2013